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                                                        EXHIBIT NO. EX-99.H.3.I

                        DIMENSIONAL INVESTMENT GROUP INC.

                      THE DFA 6-10 INSTITUTIONAL PORTFOLIO

                        FORM OF ADMINISTRATION AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM made this ___ day of ________, 2001, by and between DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation (the "Fund"), on behalf of:

                     "THE DFA 6-10 INSTITUTIONAL PORTFOLIO"

(the "Portfolio"), a separate series of the Fund, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Administrator").

         WHEREAS, the Fund and the Administrator have previously entered into an Administration Agreement, dated May 3, 1993 (the "Administration Agreement"), pursuant to which the Administrator has agreed to provide the services, assistance and facilities of an administrator, and to perform various administrative and other services for the Portfolio; and

         WHEREAS, the administrator has been informed by the Fund that the Portfolio desires to change its name;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1. The name of the Portfolio shall be changed from "The DFA 6-10 Institutional Portfolio" to "The DFA Small Cap Institutional Portfolio," and all references in the Administration Agreement to "The DFA 6-10 Institutional Portfolio" shall be changed to "The DFA Small Cap Institutional Portfolio."

         2. The effective date of this Addendum shall be April 1, 2001.

         3. The parties hereby further agree that no other provisions of the Administration Agreement are in any way modified by this Addendum, and that all other provisions of the Administration Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this ____ day of _______, 2001.

DIMENSIONAL INVESTMENT                           DIMENSIONAL FUND ADVISORS
GROUP INC.                                       INC.


By:                                              By:
   ---------------------------------------          ----------------------------
   Michael T. Scardina                              Catherine L. Newell
   Vice President, Chief Financial Officer          Vice President and Secretary
   and Treasurer